Exhibit 3.1.34

ARTICLES OF INCORPORATION

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE

The name of the corporation is:

Quad County Publishing, Inc.

(Shall contain the word “corporation,” “company,” “incorporated,” “limited,” or an abbreviation thereof)

ARTICLE TWO

The name and address of the initial registered agent and its registered office are:

Registered Agent

William	H.	Morgan
First Name	Middle Initial	Last Name

Registered Office

116	West Main Street
Number	Street	Suite * (A PO. Box alone is not acceptable)

Sparta	62286	Randolph
City	Zip Code	County

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

To operate and publish a newspaper, print, type set, gather news and all activity incident to the operation of a newspaper and publishing company. In addition thereto, to engage in any business lawful under the Illinois Business Corporation Act of 1983.

ARTICLE FOUR

Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized
One common	n/a	8,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

ARTICLE FIVE

The number of shares to be issued initially, and the consideration to be received by the corporation therefore, are:

Class	*Par Value per share	Number of shares proposed to be issued		Consideration to be received therefor
One common	n/a	3,000		$100,000.00
			$
			$
			$
			Total $	100,000.00

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX

OPTIONAL

The number of directors constituting the initial board of directors of the corporation is             , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address

ARTICLE SEVEN

OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$700,000.00
(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$700,000.00
(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$700,000.00
(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$700,000.00

ARTICLE EIGHT

OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated May 11, 1987

	Signatures and Names		Post Office Address
1.	/s/ Cathy Gruber	1.	528 South Main Street
	Signature		Street
	Cathy Gruber		Waterloo, Illinois 62298
	Name (please print)		City/Town State Zip
2.	/s/ Jean Brinkmann	2.	104 Becky Drive
	Signature		Street
	Jean Brinkmann		Waterloo, Illinois 62298
	Name (please print)		City/Town State Zip
3.	/s/ Evelyn Benyo	3.	500 South Main Street
	Signature		Street
	Evelyn Benyo		Waterloo, Illinois 62298
	Name (please print)		City/Town State Zip

(Signatures must be in ink on original document. Carbon copy, Xerox or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its Presidential Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

JESSE WHITE

SECRETARY OF STATE

1. CORPORATE NAME: QUAD COUNTY PUBLISHING, INC.                     /

2. STATE OR COUNTRY OF INCORPORATION: ILLINOIS                        /

3. Title of document to be corrected: ARTICLES OF INCORPORATION

4. Date erroneous document was filed by Secretary of State: May 11, 1987

5. Inaccuracy, error or defect:

(Briefly identify the error and explain how it occurred. Use reverse side or add one or more sheets of this size if necessary)

Article five lists 3,000 shares of common stock proposed to be issued. The corporation actually issued 100 shares of common stock for consideration of $100,000.

6. Corrected portion(s) of the document in corrected form:

(If there is not sufficient space to cover this point, use reverse side or add one or more sheets of this size.)

Article Five.	Number of shares proposed to be issued
100

7. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of who affirm under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK).

Dated:	March 29, 1999	,		Quad County Publishing, Inc.
	(Month/Day)		(Year)		(Exact Name of Corporation)

Attested by:	/s/Polk Laffoon			by	/s/ Ross Jones
	(Signature of Secretary or Assistant Secretary)				(Signature of President or Vice President)
	Polk Laffoon Secretary			Ross Jones, Senior Vice President
	(Type or Print Name and Title)				(Type or Print Name and Title)

JIM EDGAR

Secretary of State

State of Illinois

STATEMENT OF CHANGE: REGISTERED AGENT

AND/OR

REGISTERED OFFICE

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby submits the following statement:

1. The name of the corporation is Quad County Publishing, Inc.

2. The State or County of incorporation is Illinois

3. The name and address of its registered agent and its registered office as they appear on the records of the office of the Secretary of State (Before Change) are:

                                     Registered Agent  William                        H.                         Morgan

                                                                  First Name                Middle Name    Last Name

                                     Registered Office  116 West Main Street

                                                                      Number            Street        Suite No.        (A P.O. Box alone is not acceptable)

                                                                      Sparta            62280                    Randolph

                                                                      City            Zip            Code             County

4. The name and address of its registered agent and its registered office shall be (After All Changes Herein Reported):

                                     Registered Agent  C T CORPORATION SYSTEM

                                                                       First Name            Middle Name        Last Name

                                     Registered Office  c/o C T CORPORATION SYSTEM, 208 S. La Salle Street

                                                                      Number            Street        Suite No.        (A P.O. Box alone is not acceptable)

                                                                      Chicago            60604                Cook

                                                                 City            Zip Code            County

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6. The above change was authorized by: (“X” one box only)

a.    ☒  By resolution duly adopted by the board of directors.            (Note 5)

b.    ☐  By action of the registered agent.                                             (Note 6)

(If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated May 9 , 1990	QUAD COUNTY PUBLISHING, INC.
(Exact Name of Corporation)
attested by /s/ Philip R. Farnsworth	by	/s/ Griffith W. Foxley
(Signature of Secretary)		(Signature of President)

Philip R. Farnsworth, Secy.	Griffith W. Foxley, Vice Pres.
(Type or Print Name and Title)	(Type or Print Name and Title))

(If change of registered office by registered agent sign here. See Note 6)
The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated , 19
(Signature of Registered Agent of Record)